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                                                                    EXHIBIT 99.3

                           MAXWELL SHOE COMPANY INC.
                              SUMMARY OF RIGHTS OF
                            STOCKHOLDER RIGHTS PLAN


     On October 20, 1998, the Board of Directors of Maxwell Shoe Company Inc. (the "Company") authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of Class A Common Stock, par value $.01 per share, of the Company or one share of each class of the Company's common stock having the right to vote generally in the election of directors (the "Common Shares"). The dividend is payable on November 9, 1998 (the "Record Date") to the holders of record of Common Shares as of the close of business on such date.

     The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement (the "Rights Agreement") dated as of November 2, 1998 and between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent"). Terms not otherwise defined in this Summary shall have the meanings ascribed to them in the Rights Agreement.

     1.   COMMON SHARE CERTIFICATES REPRESENTING RIGHTS
          ---------------------------------------------

     Until the Distribution Date (as defined in Section 2 below), (a) the Rights shall not be exercisable, (b) the Rights shall be attached to and trade only together with the Common Shares and (c) the stock certificates representing Common Shares shall also represent the Rights attached to such Common Shares. Common Share certificates issued after the Record Date and prior to the Distribution Date shall contain a notation incorporating the Rights Agreement by reference.

     2.   DISTRIBUTION DATE
          -----------------

     The "Distribution Date" is the earliest of (a) the tenth (10th) business day following the date of the first public announcement that any person (other than the Company or certain related entities, and with certain additional exceptions) has become the beneficial owner of 15% or more of the then outstanding Common Shares (such person is a "15% Stockholder" and the date of such public announcement is the "15% Ownership Date"), (b) the tenth (10th) business day after the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 15% Stockholder, or (c) the first date, on or after the 15% Ownership Date, upon which the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation or in which the outstanding Common Shares are changed into or exchanged for stock or assets of another person, or upon which 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business). In calculating the percentage of outstanding Common Shares that are beneficially owned by any person, such person shall be deemed to beneficially own any Common Shares issuable upon the exercise, exchange or conversion of any options, warrants or other securities beneficially owned by such person; provided, however, that such Common Shares issuable upon
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such exercise shall not be deemed outstanding for the purpose of calculating the percentage of Common Shares that are beneficially owned by any other person.
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     Upon the close of business of the Distribution Date, the Rights shall separate from the Common Shares, Right certificates shall be issued, and the Rights shall become exercisable to purchase Preferred Shares as described in
Section 5 below.

     No Person who is the Beneficial Owner of 15% or more of the outstanding Common Shares as of October 20, 1998, shall be deemed a 15% Stockholder unless or until such Person shall acquire, without the prior approval of the Board of Directors, Beneficial Ownership of an additional 1% of the Common Shares then outstanding and, following such acquisition, is the Beneficial Owner of more than 15% of the Common Shares then outstanding. In addition, any Person (a "Transferee") who purchases Common Shares from such Person shall not be deemed a 15% Stockholder if, after giving effect to such acquisition, such Transferee holds no more than the sum of the Common Shares so acquired plus 1% of the Common Shares then outstanding.

     3.   ISSUANCE OF RIGHT CERTIFICATES
          ------------------------------

     As soon as practicable following the Distribution Date, separate certificates representing only Rights shall be mailed to the holders of record of Common Shares as of the close of business on the Distribution Date, and such separate Right certificates alone shall represent such Rights from and after the Distribution Date.

     4.   EXPIRATION OF RIGHTS
          --------------------

     The Rights shall expire on November 2, 2008 (the "Final Expiration Date"), unless earlier redeemed or exchanged, unless the Distribution Date has previously occurred and the Rights have separated from the Common Shares, in which case the Rights will remain outstanding for ten years.

     5.   EXERCISE OF RIGHTS
          ------------------

     Unless the Rights have expired or been redeemed or exchanged, they may be exercised, at the option of the holders, pursuant to paragraphs (a), (b) or (c) below. No Right may be exercised more than once or pursuant to more than one of such paragraphs. From and after the first event of the type described in paragraphs (b) or (c) below, each Right that is beneficially owned by a 15% Stockholder or that is attached to a Common Share that is subject to an option beneficially owned by a 15% Stockholder shall be void.

          (a) Right to Purchase Preferred Shares.  From and after the close of
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business on the Distribution Date, each Right (other than a Right that has become void) shall be exercisable to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at an exercise price of $80.00 (the "Exercise Price"). Prior to the Distribution Date, the Company may substitute for all or any portion of the Preferred Shares that would otherwise be issuable upon exercise of the Rights, cash, assets or other securities having the same aggregate value as such Preferred Shares. The Preferred Shares are nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, are subordinate to any other series of the Company's preferred stock whether issued before or after the issuance of the Preferred Shares. The Preferred Shares may not be issued except upon exercise of the Rights. The holder of a Preferred Share is entitled to receive when, as and if declared, 1,000 times the dividends declared on each Common Share. In the event of liquidation, the holders of Preferred Shares shall be
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entitled to receive a liquidation payment in an amount equal to $1,000 per
Preferred Share plus all accrued and unpaid dividends and distributions on the Preferred Shares. Each Preferred Share has 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of a Preferred Share shall be entitled to receive 1,000 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-thousandth of a Preferred Share will approximate the value of one Common Share.

          (b) Right to Purchase Common Shares of the Company.  From and after
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the close of business on the tenth business day following the occurrence of a
15% Ownership Date, each Right (other than a Right that has become void) shall be exercisable to purchase, at the Exercise Price (initially $80.00), Common Shares with a market value equal to two times the Exercise Price. If the Company does not have sufficient Common Shares available for all of the Rights to be exercised, the Company shall substitute, for all or any portion of the Common Shares that would otherwise be issuable upon the exercise of the Rights, cash, assets or other securities having the same aggregate value as such Common Shares.

          (c) Right to Purchase Common Stock of a Successor Corporation.  If, on
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or after the 15% Ownership Date, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a merger or other business combination in which all or part of the outstanding Common Shares are changed into or exchanged for stock or assets of another person or (iii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), then each Right (other than a Right that has become void) shall thereafter be exercisable to purchase, at the Exercise Price (initially $80.00), shares of common stock of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Exercise Price.

     6.   ADJUSTMENTS TO PREVENT DILUTION
          -------------------------------

     The Exercise Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution. With certain exceptions, no adjustment in the Exercise Price shall be required until cumulative changes require an adjustment of at least 1%.

     7.   CASH PAID INSTEAD OF ISSUING FRACTIONAL SECURITIES
          --------------------------------------------------

     No fractional securities shall be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-thousandth of a Preferred Share and that may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash shall be made based on the market price of such securities on the last trading date prior to the date of exercise.

     8.   REDEMPTION
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     At any time prior to the earlier of the close of business on (a) the
Expiration Date, (b) the tenth (10th) business day after the 15% Ownership Date
(c) the first event of the type giving rise
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to exercise rights under Section 5(c) above, the Board of Directors may, at its option, direct the Company to redeem the Rights in whole, but not in part, at a price of $.001 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement (the "Redemption Price"), and the Company shall so redeem the Rights. Immediately upon the calling of the Rights for redemption (the date of such action is the "Redemption Date"), the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive the Redemption Price.

     9.   EXCHANGE
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     At any time during the period of 180 days after the 15% Ownership Date and prior to the first date thereafter upon which a 15% Stockholder, alone or with its affiliates and associates, shall be the beneficial owner of 50% or more of the outstanding Common Shares, the Board of Directors may, at its option, authorize and direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares, one one-thousandths of Preferred Shares, debt securities of the Company, other property or any combination of the foregoing, which, as of the date of the Board of Directors' action, has a current market price equal to the difference between the Exercise Price and the current market price of the shares that would otherwise be issuable upon exercise of a Right on such date (the "Exchange Ratio"), and the Company shall so exchange the Rights. Immediately upon such action by the Board of Directors, the power of the holders to exercise their Rights shall terminate and the holders of the Rights thereafter shall be entitled to receive only a number of Common Shares equal to the Exchange Ratio.

     10.  NO STOCKHOLDER RIGHTS PRIOR TO EXERCISE
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     Until a Right is exercised, the holder thereof, as such, shall have no rights as a stockholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

     11.  AMENDMENT OF RIGHTS AGREEMENT
          -----------------------------

     The Board of Directors may, from time to time, without the approval of any holder of Rights, direct the Company and the Rights Agent to supplement or amend any provision of the Rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however,
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that from and after the earliest of (a) the tenth business day (or such later day as shall be designated by the Board of Directors) following the 15% Ownership Date, (b) the first event of the type giving rise to exercise rights under Section 5(c) above, (c) the Redemption Date or (d) the Expiration Date, the Rights Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 15% Stockholder or a Surviving Person.